Exhibit 10.1

AMENDMENT TO PLAN OF ARRANGEMENT

THIS AMENDMENT is made as of February 5, 2025.

BY AND AMONG:

COEUR MINING, INC., a corporation existing under the laws of the State of Delaware (the “Parent”),

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1504648 B.C. UNLIMITED LIABILITY COMPANY, an unlimited liability company existing under the laws of the Province of British Columbia (“Parent Canadian Sub”),

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COEUR ROCHESTER, INC., a company existing under the laws of the State of Delaware (“Parent U.S. Sub”),

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SILVERCREST METALS INC., a corporation existing under the laws of the Province of British Columbia (the “Company”),

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COMPAÑÍA MINERA LA LLAMARADA, S.A. DE C.V., a company existing under the laws of Mexico (“Company Mexican Sub”).

RECITALS:

A.
The Parent, Parent Canadian Sub, Parent U.S. Sub, the Company and Company Mexican Sub (collectively, the “Parties”, each a “Party”) are parties to an arrangement agreement dated as of October 3, 2024 pursuant to which, among other things, Coeur has agreed to acquire, through Coeur Canadian Sub and as of the Effective Date, all of the issued and outstanding common shares of SilverCrest (the “Arrangement Agreement”).

B.	The Parties hereby wish to amend the Plan of Arrangement in accordance with Section 5.2 of the Plan of Arrangement and Section 9.5 of the Arrangement Agreement, as provided in this Amendment.

C.
In the reasonable opinion of Company and Parent, the amendments set forth herein are of an administrative or ministerial nature required to give effect to the implementation of the Plan of Arrangement and are not adverse to the financial or economic interests of any of the Company Shareholders or holders of Company Options.

THEREFORE, in consideration of the mutual covenants contained herein (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

Capitalized terms used but not defined in this Amendment have the meanings ascribed to them in the Arrangement Agreement.

1.2	Interpretation not Affected by Headings

The division of this Amendment into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment. Unless the contrary intention appears, references in this Amendment to an Article, Section, subsection or paragraph or both refer to the Article, Section, subsection or paragraph, respectively, bearing that designation in this Amendment.

1.3	Number and Gender

In this Amendment, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender shall include all genders.

ARTICLE 2
AMENDMENTS

2.1	Amendment to Section 1.1 of the Plan of Arrangement

Section 1.1 of the Plan of Arrangement is hereby amended by amending and restating the following definition:

“Effective Time” means 5:00 a.m. on the Effective Date or such other time as Parent and Company agree to in writing before the Effective Date;

2.2	Amendment to Section 1.5 of the Plan of Arrangement

Section 1.5 of the Plan of Arrangement is hereby amended and restated in its entirety as follows:

1.5	Date for Any Action

If the date on which any action is required to be taken hereunder by a Party is not a business day, such action shall be required to be taken on the next succeeding day which is a business day. Notwithstanding the forgoing, for the purposes of Section 2.3(h), if the date on which any action is required to be taken hereunder by a Party is not a business day, such action shall be taken on the next succeeding calendar day (which, for greater certainty, may be a Saturday, a Sunday or a statutory or civic holiday in New York, New York, Mexico City, Mexico, or Vancouver, British Columbia).

ARTICLE 3
GENERAL PROVISIONS

3.1	Ratification and Confirmation

The Plan of Arrangement, as amended herein, is set forth in Schedule A hereto and remains in full force and effect and is hereby ratified and confirmed. Provisions of the Arrangement Agreement and Plan of Arrangement that have not been amended by this Amendment remain in full force and effect, unamended. All rights and liabilities that have accrued to any Party under the Arrangement Agreement up to the date of this Amendment remain unaffected by this Amendment.

3.2	Arrangement Agreement Provisions

The provisions of Article 5 of the Arrangement Agreement shall apply, mutatis mutandis, to this Amendment.

3.3	Counterparts, Execution

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Amendment, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

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IN WITNESS WHEREOF the Parties have executed this Amendment as of the date first written above.

COEUR MINING, INC.

By:	/s/ Mitchell J. Krebs
Name: Mitchell J. Krebs
Title: Chairman, President and Chief
Executive Officer

1504648 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ Mitchell J. Krebs
Name: Mitchell J. Krebs
Title: President

COEUR ROCHESTER INC.

By:	/s/ Mitchell J. Krebs
Name: Mitchell J. Krebs
Title: President

SILVERCREST METALS INC.

By:	/s/ N. Eric Fier
Name: N. Eric Fier
Title: Chief Executive Officer

COMPAÑÍA MINERA LA LLAMARADA, S.A. DE C.V.

By:	/s/ N. Eric Fier
Name: N. Eric Fier
Title: President

[Signature Page to Amendment to Plan of Arrangement]